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                                                     November 22, 1996

Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285-1200

MBIA Insurance Corporation
113 King Street
Armonk, New York  10504

                  Re: Underwriting Agreement dated November 15, 1996 (the "Underwriting Agreement") between Advanta Mortgage Conduit Services, Inc. (the "Sponsor"), Advanta National Bank USA (the "Originator") and Lehman Brothers Inc. (the "Underwriter"), the Indemnification Agreement dated November 22, 1996 (the "Indemnification Agreement") among the Originator, the Underwriter and the MBIA Insurance Corporation (the "Certificate Insurer") and the Insurance Agreement dated as of November 22, 1996 (the "Insurance Agreement") among the MBIA Insurance Corporation, as the Certificate Insurer, Advanta, and Advanta Mortgage Corp. USA (the "Master Servicer")

Ladies and Gentlemen:

                  Pursuant to the Underwriting Agreement, the Indemnification Agreement and the Insurance Agreement (together, the "Designated Agreements"), the Sponsor and the Originator have undertaken certain financial obligations with respect to the indemnification of the Underwriter and of the Certificate Insurer with respect to the Registration Statement, the Prospectus and the Prospectus Supplement described in the Designated Agreements. Any financial obligations of the Sponsor and the Originator under the Designated Agreements, whether or not specifically enumerated in this paragraph, are hereinafter referred to as the "Joint and Several Obligations"; provided, however, that "Joint and Several Obligations" shall mean only the financial obligations of the Sponsor and the Originator under the Designated Agreements (including the payment of money damages for a breach of any of the Sponsor's or Originator's obligations under the Designated Agreements, whether financial or otherwise) but shall not include any obligations not relating to the payment of money.

                  As a condition of their respective executions of the Designated Agreements, the Underwriter and the Certificate

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Insurer have required the undersigned, Advanta Mortgage Holding Company
("AMHC"), the parent corporation of the Sponsor and the Originator, to acknowledge its joint-and-several liability with the Sponsor and the Originator for the payment of the Joint and Several Obligations under the Designated Agreements.


                  Now, therefore, the Underwriter, the Certificate Insurer and AMHC do hereby agree that:

                  (i) AMHC hereby agrees to be absolutely and unconditionally jointly and severally liable with the Sponsor and the Originator to the Underwriter for the payment of the Joint and Several Obligations under the Underwriting Agreement.

                  (ii) AMHC hereby agrees to be absolutely and unconditionally jointly and severally liable with the Sponsor to the Certificate Insurer for the payment of the Joint and Several Obligations under the Insurance Agreement.

                  (iii) AMHC hereby agrees to be absolutely and unconditional jointly and severally liable with the Originator to the Certificate Insurer for the payment of the Joint and Several Obligations under the Indemnification Agreement.

                  (iv) AMHC may honor its obligations hereunder either by direct payment of any Joint and Several Obligations or by causing any Joint and Several Obligations to be paid to the Underwriter or to the Certificate Insurer, as applicable, by the Sponsor or another affiliate of AMHC.

                  Capitalized terms used herein and not defined herein shall have their respective meanings as set forth in the Agreement.


                   [AMHC Guaranty to the Underwriter and MBIA]

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                                          Very truly yours,

                                          ADVANTA MORTGAGE HOLDING COMPANY

                                          By:
                                             -----------------------------
                                             Name:
                                             Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MBIA INSURANCE CORPORATION

By:
   --------------------------------
   Name:
   Title:

LEHMAN BROTHERS INC.

as Underwriter

By:
   --------------------------------
   Name:  Martin P. Harding
   Title: Managing Director

                   [AMHC Guaranty to the Underwriter and MBIA]